Filed Pursuant to Rule 424(b)(2)
File No. 333-202840

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, market measure supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated December 23, 2016

PRICING SUPPLEMENT No. 796 dated December     , 2016

(To Product Supplement No. 2 dated March 18, 2015,

Market Measure Supplement dated March 18, 2015,

Prospectus Supplement dated March 18, 2015

and Prospectus dated March 18, 2015)

Wells Fargo & Company Medium-Term Notes, Series K ETF Linked Securities

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to an ETF Basket due January 4, 2022
∎

Linked to an ETF Basket comprised of the SPDR® S&P 500® ETF Trust (50%); the iShares® Russell 2000 ETF (15%); the iShares® MSCI EAFE ETF (15%); the iShares® MSCI Emerging Markets ETF (10%); the PowerShares® DB Commodity Index Tracking Fund (5%); and the Vanguard® REIT ETF (5%)

∎

Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the basket from its starting price to its ending price. The payment at maturity will reflect the following terms:

∎

If the value of the basket increases, you will receive the original offering price plus 150% participation in the upside performance of the basket, subject to a maximum total return at maturity of 48.00% to 53.00% (to be determined on the pricing date) of the original offering price

∎ If the value of the basket decreases but the decrease is not more than 15%, you will be repaid the original offering price
∎

If the value of the basket decreases by more than 15%, you will receive less than the original offering price and have 1-to-1 downside exposure to the decrease in the value of the basket in excess of 15%

∎	Investors may lose up to 85% of the original offering price
∎

All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue the shares of the basket components or any securities or commodity futures contracts held by the basket components for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment

∎	No periodic interest payments or dividends
∎	No exchange listing; designed to be held to maturity

On the date of this preliminary pricing supplement, the estimated value of the securities is approximately $934.30 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, we do not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $919.30 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” herein on page PRS-11 and “Risk Factors” in the accompanying product supplement.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying product supplement, market measure supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	$26.20	$973.80
Total

(1)

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

Investment Description

The Principal at Risk Securities Linked to an ETF Basket due January 4, 2022 are senior unsecured debt securities of Wells Fargo & Company that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities depending on the performance of the basket of exchange traded funds (the “Basket”) from its starting price to its ending price. The securities provide:

(i)

the possibility of a leveraged return at maturity if the value of the Basket increases from its starting price to its ending price, provided that the total return at maturity of the securities will not exceed the maximum total return of 48.00% to 53.00% of the original offering price, as determined on the pricing date;

(ii)	repayment of principal if, and only if, the ending price of the Basket is not less than the starting price by more than 15%; and

(iii)	exposure to decreases in the value of the Basket if and to the extent the ending price is less than the starting price by more than 15%.

If the ending price is less than the starting price by more than 15%, you will receive less, and possibly 85% less, than the original offering price of your securities at maturity. All payments on the securities are subject to the credit risk of Wells Fargo.

The Basket is comprised of the following six unequally-weighted basket components, with each basket component having the weighting noted parenthetically:

•

the SPDR® S&P 500® ETF Trust (50%), an exchange traded fund that seeks to track the S&P 500 Index (an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market);

•

the iShares® Russell 2000 ETF (15%), an exchange traded fund that seeks to track the Russell 2000 Index (an equity index that is designed to reflect the performance of the small capitalization segment of the United States equity market);

•

the iShares® MSCI EAFE ETF (15%), an exchange traded fund that seeks to track the MSCI EAFE Index (an equity index that is designed to measure equity performance in developed markets, excluding the United States and Canada);

•

the iShares® MSCI Emerging Markets ETF (10%), an exchange traded fund that seeks to track the MSCI Emerging Markets Index (an equity index that is designed to measure equity performance in global emerging markets);

•

the PowerShares® DB Commodity Index Tracking Fund (5%), an exchange traded fund that seeks to track the DBIQ Optimum Yield Diversified Commodity Index Excess Return (a commodity index that is designed to measure the performance of a rolling position in futures contracts on 14 physical commodities); and

•

the Vanguard REIT ETF (5%), an exchange traded fund that seeks to track the MSCI US REIT Index, an equity index that aims to represent the performance of the equity real estate investment trust (“REIT”) investment universe in the United States.

SPDR® and S&P 500® are trademarks of Standard & Poor’s Financial Services LLC (“S&P Financial”). The securities are not sponsored, endorsed, sold or promoted by the SPDR® S&P 500® ETF Trust (the “SPDR Trust”) or S&P Financial. Neither the SPDR Trust nor S&P Financial makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. Neither the SPDR Trust nor S&P Financial will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the SPDR Trust.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold or promoted by BTC, its affiliate, BlackRock Fund Advisors (“BFA”), iShares Trust or iShares, Inc. None of BTC, BFA, iShares Trust or iShares, Inc. makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. None of BTC, BFA, iShares Trust or iShares, Inc. will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the iShares® Russell 2000 ETF, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC (“Invesco”). The securities are not sponsored, endorsed, sold or promoted by Invesco. Invesco does not make any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. Invesco will not have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the PowerShares® DB Commodity Index Tracking Fund.

Vanguard® is a registered mark of The Vanguard Group, Inc. (“Vanguard”). The securities are not sponsored, endorsed, sold or promoted by Vanguard or Vanguard Specialized Funds. Vanguard and Vanguard Specialized Funds do not make any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. Vanguard and Vanguard Specialized Funds will not have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the Vanguard® REIT ETF.

PRS-2

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

Investment Description (Continued)

You should read this pricing supplement together with product supplement no. 2 dated March 18, 2015, the market measure supplement dated March 18, 2015, the prospectus supplement dated March 18, 2015 and the prospectus dated March 18, 2015 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, market measure supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement.

You may access the product supplement, market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product Supplement No. 2 dated March 18, 2015 filed with the SEC on March 18, 2015: http://www.sec.gov/Archives/edgar/data/72971/000119312515096508/d890862d424b2.htm

•	Market Measure Supplement dated March 18, 2015 filed with the SEC on March 18, 2015: http://www.sec.gov/Archives/edgar/data/72971/000119312515096591/d890724d424b2.htm

•	Prospectus Supplement dated March 18, 2015 and Prospectus dated March 18, 2015 filed with the SEC on March 18, 2015: http://www.sec.gov/Archives/edgar/data/72971/000119312515096449/d890684d424b2.htm

PRS-3

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

Investment Description (Continued)

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date will be set forth in the final pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Selected Risk Considerations—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Selected Risk Considerations—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

PRS-4

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

Investment Description (Continued)

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 5-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 5-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-5

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

Investor Considerations

We have designed the securities for investors who:

∎

seek 150% leveraged exposure to the upside performance of the Basket if the ending price is greater than the starting price, subject to the maximum total return at maturity of 48.00% to 53.00% (to be determined on the pricing date) of the original offering price;

∎	desire to limit downside exposure to the Basket through the 15% buffer;

∎	understand that if the ending price is less than the starting price by more than 15%, they will receive less, and possibly 85% less, than the original offering price per security at maturity;

∎	are willing to forgo interest payments on the securities and dividends on shares of the basket components; and

∎	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

∎	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

∎	are unwilling to accept the risk that the ending price of the Basket may decrease by more than 15% from the starting price;

∎	seek uncapped exposure to the upside performance of the Basket;

∎	seek full return of the original offering price of the securities at stated maturity;

∎

are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

∎	seek current income;

∎

are unwilling to accept the risk of exposure to the equity markets (including foreign developed equity markets, foreign emerging equity markets and the U.S. real estate equity market) or are unwilling to accept the risk of exposure to the commodity markets;

∎	seek exposure to the Basket but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the securities;

∎	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Basket generally, or to the exposure to the Basket that the securities provide specifically; or

∎	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-6

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

Terms of the Securities

Market Measure:

A basket (the “Basket”) comprised of the following basket components, with the return of each basket component having the weighting noted parenthetically: the SPDR S&P 500 ETF Trust (50%); the iShares Russell 2000 ETF (15%); the iShares MSCI EAFE ETF (15%); the iShares MSCI Emerging Markets ETF (10%); the PowerShares DB Commodity Index Tracking Fund (5%); and the Vanguard REIT ETF (5%).

Pricing Date:	December 29, 2016*

Issue Date:	January 4, 2017* (T+3)

Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.

Redemption Amount:	The “redemption amount” per security will equal:

	•	if the ending price is greater than the starting price: the lesser of:

(i) $1,000 plus:

		$1,000	x	ending price – starting price			x participation rate	; and
starting price

(ii) the capped value;

	•	if the ending price is less than or equal to the starting price, but greater than or equal to the threshold price: $1,000; or

	•	if the ending price is less than the threshold price: $1,000 minus:

				$1,000	x	threshold price – ending price
starting price

If the ending price is less than the threshold price, you will receive less, and possibly 85% less, than the original offering price of your securities at maturity.

Stated Maturity Date:

January 4, 2022*. If the calculation day is postponed for any basket component, the stated maturity date will be the later of (i) January 4, 2022* and (ii) the third business day after the last calculation day as postponed.

Calculation Day:

December 28, 2021*. If such day is not a trading day with respect to a basket component, the calculation day for such basket component will be postponed to the next succeeding trading day for such basket component. Notwithstanding the postponement of the calculation day for a particular basket component due to a non-trading day for such basket component, the originally scheduled calculation day will remain the calculation day for any basket component not affected by such non-trading day. The calculation day is also subject to postponement due to the occurrence of a market disruption event.

Starting Price:	The “starting price” is 100.

Ending Price:

The “ending price” will be calculated based on the weighted returns of the basket components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 50% of the component return of the SPDR S&P 500 ETF Trust; (B) 15% of the component return of the iShares Russell 2000 ETF; (C) 15% of the component return of the iShares MSCI EAFE ETF; (D) 10% of the component return of the iShares MSCI Emerging Markets ETF; (E) 5% of the component return of the PowerShares DB Commodity Index Tracking Fund; and (F) 5% of the component return of the Vanguard REIT ETF.

*  To the extent that we make any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-7

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

Terms of the Securities (Continued)

Component Return:	The “component return” of a basket component will be equal to:

final component price – initial component price
initial component price
where,
• the “initial component price” will be the fund closing price of such basket component on the pricing date; and
• the “final component price” will be the fund closing price of such basket component on the calculation day.

Capped Value:

The “capped value” will be determined on the pricing date and will be within the range of 148.00% to 153.00% of the original offering price per security ($1,480.00 to $1,530.00 per security). As a result of the capped value, the maximum total return at maturity of the securities will be 48.00% to 53.00% of the original offering price.

Threshold Price:	85, which is equal to 85% of the starting price.

Participation Rate:	150%

Calculation Agent:	Wells Fargo Securities, LLC

Material Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”

Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $25.00 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of our affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS will pay $1.20 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to the discount, concession or distribution expense fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.

CUSIP:	94986R3D1

Additional Terms of the Securities:

Notwithstanding anything to the contrary in the accompanying product supplement, if the PowerShares DB Commodity Index Tracking Fund undergoes a liquidation event (as defined in the accompanying product supplement) prior to, and such liquidation event is continuing on, the calculation day, and the calculation agent determines in its discretion that (i) no successor fund is available at such time and (ii) that it is not practicable to replicate the PowerShares DB Commodity Index Tracking Fund, then the calculation agent will calculate the fund closing price for the PowerShares DB Commodity Index Tracking Fund in good faith and in a commercially reasonable manner.

PRS-8

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the redemption amount) calculated as follows:

PRS-9

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

Hypothetical Payout Profile

The following profile is based on a hypothetical capped value of 150.50% or $1,505.00 per security (the midpoint of the specified range for the capped value), a participation rate of 150% and a threshold price equal to 85% of the starting price. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price, the actual capped value and whether you hold your securities to maturity.

PRS-10

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. These risks are explained in more detail in the “Risk Factors” section in the product supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances. The indices underlying the basket components are sometimes referred to collectively as the “underlying indices” and individually as an “underlying index.”

•

If The Ending Price Is Less Than The Threshold Price, You Will Receive Less, And Possibly 85% Less, Than The Original Offering Price Of Your Securities At Maturity. If the ending price is less than the threshold price, the redemption amount that you receive at stated maturity will be reduced by an amount equal to the decline in the price of the Basket to the extent it is below the threshold price (expressed as a percentage of the starting price). The threshold price is 85% of the starting price. As a result, you may receive less, and possibly 85% less, than the original offering price per security at maturity even if the value of the Basket is greater than or equal to the starting price or the threshold price at certain times during the term of the securities.

•

No Periodic Interest Will Be Paid On The Securities. No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the sections of this pricing supplement and the accompanying product supplement entitled “United States Federal Tax Considerations.”

•

Your Return Will Be Limited By The Capped Value And May Be Lower Than The Return On A Direct Investment In The Basket. The opportunity to participate in the possible increases in the price of the Basket through an investment in the securities will be limited because the redemption amount will not exceed the capped value. Furthermore, the effect of the participation rate will be progressively reduced for all ending prices exceeding the ending price at which the capped value is reached.

•

The Securities Are Subject To The Credit Risk Of Wells Fargo. The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the shares of the basket components or any securities held by the basket components for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

•

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price. The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

•

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers. The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

•

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk consideration. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding

PRS-11

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

Selected Risk Considerations (Continued)

any related hedging transactions. Unless the factors described in the next risk consideration change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 5-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 5-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Investment Description.”

•

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways. The value of the securities prior to stated maturity will be affected by the price of the Basket at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities: Basket performance; interest rates; volatility of the Basket; correlation among the basket components; time remaining to maturity; dividend yields on the securities included in the basket components; and currency exchange rates. In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. Because numerous factors are expected to affect the value of the securities, changes in the value of the Basket may not result in a comparable change in the value of the securities.

•

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop. The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

•

The Amount You Receive On The Securities Will Depend Upon The Performance Of The Basket And Therefore The Securities Are Subject To The Following Risks, As Discussed In More Detail In The Product Supplement:

•

Your Return On The Securities Could Be Less Than If You Owned The Shares Of The Basket Components. Your return on the securities will not reflect the return you would realize if you actually owned the shares of the basket components because, among other reasons, the redemption amount will be determined by reference only to the closing prices of the shares of the basket components without taking into consideration the value of dividends and other distributions paid on such shares. In addition, the redemption amount will not be greater than the capped value.

•

Historical Prices Of The Basket Components Or The Securities Or Commodity Futures Contracts Included In The Basket Components Should Not Be Taken As An Indication Of The Future Performance Of The Basket Components During The Term Of The Securities.

•	Changes That Affect The Basket Components Or The Underlying Indices May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Basket Components Or The Underlying Indices.

•

We And Our Affiliates Have No Affiliation With The Sponsors Of The Basket Components Or The Sponsors Of The Underlying Indices And Have Not Independently Verified Their Public Disclosure Of Information.

PRS-12

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

Selected Risk Considerations (Continued)

•

Changes In The Value Of The Basket Components May Offset Each Other. Price movements in the basket components may not correlate with each other. Even if the price of a basket component increases, the prices of the other basket components may not increase as much or may even decline in value. Therefore, in calculating the ending price of the Basket, an increase in the price of a basket component may be moderated, or wholly offset, by a lesser increase or a decline in the prices of the other basket components. This may be particularly the case with the Basket since one of the basket components has a 50% weighting in the Basket.

•

An Investment Linked To The Shares Of The Basket Components Is Different From An Investment Linked To The Underlying Indices. The performance of the shares of a basket component may not exactly replicate the performance of the related underlying index because the basket component may not invest in all of the securities or commodity futures contracts, as applicable, included in the related underlying index and because the basket component will reflect transaction costs and fees that are not included in the calculation of the related underlying index. A basket component may also hold securities or commodity futures contracts, as applicable, or other derivative financial instruments not included in the related underlying index. It is also possible that a basket component may not fully replicate the performance of the underlying index due to the temporary unavailability of certain securities or commodity futures contracts, as applicable, in the secondary market or due to other extraordinary circumstances. In addition, because the shares of a basket component are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of a basket component may differ from the net asset value per share of such basket component. As a result, the performance of a basket component may not correlate perfectly with the performance of the related underlying index, and the return on the securities based on the performance of the basket components will not be the same as the return on securities based on the performance of the related underlying indices.

•	You Will Not Have Any Shareholder Rights With Respect To The Shares Of The Basket Components.

•	Anti-dilution Adjustments Relating To The Shares Of The Basket Components Do Not Address Every Event That Could Affect Such Shares.

•

An Investment In The Securities Is Subject To Risks Associated With Foreign Securities Markets. The iShares MSCI EAFE ETF and the iShares MSCI Emerging Markets ETF include the stocks of foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

In addition, the iShares MSCI Emerging Markets ETF includes companies in countries with emerging markets. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions (due to economic dependence upon commodity prices and international trade), and may suffer from extreme and volatile debt burdens, currency devaluations or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

The securities included in the iShares MSCI EAFE ETF and the iShares MSCI Emerging Markets ETF may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the closing prices of such basket components which could, in turn, adversely affect the value of the securities.

PRS-13

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

Selected Risk Considerations (Continued)

•

Exchange Rate Movements May Impact The Value Of The Securities. The securities will be denominated in U.S. dollars. Since the value of securities included in the iShares MSCI EAFE ETF and the iShares MSCI Emerging Markets ETF is quoted in a currency other than U.S. dollars and, as per such basket components, is converted into U.S. dollars, the amount payable on the securities on the maturity date will depend in part on the relevant exchange rates.

•

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization. The stocks that constitute the Russell 2000 Index and that are held by the iShares Russell 2000 ETF are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the price of the iShares Russell 2000 ETF may be more volatile than that of an equity ETF that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

•

Suspensions, Limitations Or Disruptions Of Market Trading In The Commodity And Related Futures Markets And The Rules Of Trading Facilities In Such Markets May Adversely Affect The Performance Of The PowerShares DB Commodity Index Tracking Fund. The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits,” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. Conversely, certain foreign exchanges do not have limit prices and, accordingly, there is no limit on the amount by which the price of a designated contract may decline on a single day. These circumstances could adversely affect the price of shares of the PowerShares DB Commodity Index Tracking Fund and therefore, the value of the Basket and the value of the securities.

•

Holders Of The Securities Will Not Benefit From The Regulatory Protections Of The Commodity Futures Trading Commission Or Any Non-U.S. Regulatory Authority. The securities are our direct obligations. The net proceeds to be received by us from the sale of the securities will not be used to purchase or sell futures contracts or options on futures contracts for the benefit of the holders of securities. An investment in the securities does not constitute either an investment in futures contracts or options on futures contracts, and holders of the securities will not benefit from the regulatory protections of the Commodity Futures Trading Commission (the “CFTC”) afforded to persons who trade in such contracts. Unlike an investment in the securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool, and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (“CPO”) or qualify for an exemption from the registration requirement. Because the securities are not interests in a commodity pool, the securities will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO, and holders of the securities will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

•

Possible Regulatory Changes Could Adversely Affect The Performance Of The PowerShares DB Commodity Index Tracking Fund. U.S. regulatory agencies have recently enacted new rules and are currently considering the enactment of additional, related new rules that may substantially affect the regulation of the commodity and futures markets. Although the final form of many new rules has not yet been determined and many finalized new rules have not yet been fully implemented, it is likely that such rules will limit the ability of market participants to participate in the commodity and futures market to the extent and at the levels that they have in the past and may have the effect of reducing liquidity in these markets and changing the structure of the markets in other ways. In addition, these regulatory changes will likely increase the level of regulation of markets and market participants and the costs of participating in the commodity and futures markets. These changes could impact the price and volatility of shares of the PowerShares DB Commodity Index Tracking Fund, which could in turn adversely affect the return on and the value of the securities.

PRS-14

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

Selected Risk Considerations (Continued)

•

Commodity Futures Prices May Change Unpredictably, Affecting The Price Of Shares Of The PowerShares DB Commodity Index Tracking Fund In Unforeseeable Ways. Trading in commodity futures contracts underlying the PowerShares DB Commodity Index Tracking Fund is speculative and can be extremely volatile. A decrease in the price of any of the commodities upon which the futures contracts that compose the PowerShares DB Commodity Index Tracking Fund are based may have a material adverse effect on the performance of the Basket and the return on an investment in the securities. Market prices of the commodities on which the futures contracts that compose the PowerShares DB Commodity Index Tracking Fund are based may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; governmental programs and policies, national and international monetary, trade, political and economic events, wars and acts of terror, changes in interest and in exchange rates, speculation and trading activities in commodities and related contracts, weather, and agricultural, trade, fiscal and exchange control policies. The price volatility of each commodity also affects the value of the futures and forward contracts related to that commodity and therefore its price at any such time. The price of any one commodity may be correlated to a greater or lesser degree with any other commodity and factors affecting the general supply and demand as well as the prices of other commodities may affect the particular commodity in question. In respect of commodities in the energy sector, due to the significant level of its continuous consumption, limited reserves, and oil cartel controls, energy prices are subject to rapid price increases in the event of perceived or actual shortages. The commodities markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Many commodities are also highly cyclical. These factors, some of which are specific to the nature of each such commodity, may cause the value of the different commodities upon which the futures contracts that compose the PowerShares DB Commodity Index Tracking Fund are based, as well as the futures contracts themselves, to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of shares of the PowerShares DB Commodity Index Tracking Fund and may affect the performance of the Basket. It is not possible to predict the aggregate effect of all or any combination of these factors.

•

Some Of The Commodities Underlying The PowerShares DB Commodity Index Tracking Fund Will Be Subject To Pronounced Risks Of Pricing Volatility. As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities. Many commodities, like those in the energy and industrial metals sectors, have liquid futures contracts that expire every month. Therefore, in the calculation of the PowerShares DB Commodity Index Tracking Fund these contracts are rolled forward every month. Contracts based on certain other commodities, most notably agricultural and livestock products, tend to have only a few contract months each year that trade with substantial liquidity. Thus, these commodities, with related futures contracts that expire infrequently, roll forward less frequently than every month in the calculation of the PowerShares DB Commodity Index Tracking Fund, and can have further pronounced pricing volatility during extended periods of low liquidity. The risk of aberrational liquidity or pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take delivery of the underlying commodities. Due to the significant level of continuous consumption, limited reserves, and oil cartel controls, energy commodities are subject to rapid price increases in the event of perceived or actual shortages. These factors (when combined or in isolation) may affect the price of futures contracts and, as a consequence, the value of the PowerShares DB Commodity Index Tracking Fund and the return on the securities.

•

The PowerShares DB Commodity Index Tracking Fund Does Not Offer Direct Exposure To Commodity Spot Prices. The value of the PowerShares DB Commodity Index Tracking Fund is intended to track generally the performance of commodity futures contracts on physical commodities included in the DBIQ Optimum Yield Diversified Commodity Index, not physical commodities (or their spot prices). The price of a futures contract on a commodity reflects the expected value of the commodity upon delivery in the future, whereas the price of a physical commodity reflects the value of the commodity upon immediate delivery, which is referred to as the spot price. Several factors can result in differences between the price of a commodity futures contract and the spot price of a commodity, including the cost of storing the commodity for the length of the futures contract, interest costs related to financing the purchase of the commodity and expectations of supply and demand for the commodity. There is typically some deviation between changes in the price of a futures contract and changes in the spot price of the relevant commodity. In some cases, the performance of a futures contract on a commodity can deviate significantly from the spot price performance of the commodity, especially over longer periods of time. As a result, the performance of the PowerShares DB Commodity Index Tracking Fund may differ from, and be less favorable than, the spot price return of the relevant commodities.

•

The PowerShares DB Commodity Index Tracking Fund May Be Adversely Affected By “Negative Roll Yields” In “Contango” Markets, Which May Have A Negative Impact On Its Performance. The PowerShares DB Commodity Index Tracking Fund is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying

PRS-15

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

Selected Risk Considerations (Continued)

physical commodity. As the exchange-traded futures contracts that compose the PowerShares DB Commodity Index Tracking Fund approach expiration, they are replaced by contracts that have a later expiration. For example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This is accomplished by selling the October contract and purchasing the November contract. This process is referred to as “rolling” exposure to an expiring futures contract into another futures contract with a later expiration date. Through this rolling process, the PowerShares DB Commodity Index Tracking Fund is able to maintain continuing exposure to futures contracts.

The “rolling” feature of the PowerShares DB Commodity Index Tracking Fund creates the potential for a significant negative effect on the price of the PowerShares DB Commodity Index Tracking Fund — which we refer to as a “negative roll yield”— that is independent of the performance of the spot prices of the relevant underlying commodities. The “spot price” of a physical commodity is the price of that commodity for immediate delivery, as opposed to a futures price, which represents the price for delivery of that commodity on a specified date in the future. The PowerShares DB Commodity Index Tracking Fund would be expected to experience negative roll yield if futures prices tend to be greater than the spot prices for the relevant underlying commodities. A market where futures prices are greater than spot prices is referred to as a “contango” market. Futures prices of a commodity may be greater than spot prices of that commodity for a variety of reasons, including costs of storing the relevant commodity until the delivery date, financing costs and market expectations that future spot prices may be higher than current spot prices. As any futures contract approaches expiration, its value will approach the spot price of the relevant commodity, because by expiration it will effectively represent a contract to buy or sell the relevant commodity for immediate (or “spot”) delivery. Therefore, if the futures market for a commodity is in contango, then the value of a futures contract for that commodity would tend to decline over time (assuming the spot price for that commodity remains unchanged), because the higher futures price would fall as it converges to the lower spot price by expiration. If the futures market for a commodity is in contango and the spot price of that commodity remains constant, the PowerShares DB Commodity Index Tracking Fund would enter into a position in a futures contract for the relevant commodity at the higher contango futures price and then unwind that position near the lower spot price just prior to expiration of that contract, and then enter into a position in a new futures contract for the relevant commodity at the higher contango futures price and unwind that position near the lower spot price, and so on over time, all the while accumulating losses from the erosion in value that results as the higher contango price declines toward the lower spot price.

•

The Prices Of Commodities Are Volatile And Are Affected By Numerous Factors, Some Of Which Are Specific To The Commodity Sector For Each Commodity Futures Contracts Held By The PowerShares DB Commodity Index Tracking Fund. A change in the price of any of the commodity futures contracts underlying the PowerShares DB Commodity Index Tracking Fund may have a material adverse effect on the value of the PowerShares DB Commodity Index Tracking Fund, the Basket and the securities. Commodities futures contracts are subject to the effect of numerous factors, certain of which are specific to the commodity sector for each commodity futures contract underlying the PowerShares DB Commodity Index Tracking Fund, as discussed below.

•

Agricultural Sector. Global prices of agricultural commodities, including corn, soybeans, sugar and wheat, are primarily affected by the global demand for and supply of those commodities but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for agricultural commodities are affected by governmental programs and policies regarding agriculture, as well as general trade, fiscal and exchange control policies. Extrinsic factors, such as drought, floods, general weather conditions, disease and natural disasters may also affect agricultural commodity prices. Demand for agricultural commodities, such as wheat, corn and soybeans, both for human consumption and as cattle feed, has generally increased with worldwide growth and prosperity.

•

Energy Sector. Global prices of energy commodities, including WTI crude oil, Brent crude oil, RBOB gasoline, heating oil and natural gas, are primarily affected by the global demand for and supply of these commodities, but they are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for energy commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies, and with respect to oil, drought, floods, weather, government intervention, environmental policies, embargoes and tariffs. Demand for refined petroleum products by consumers, as well as by the agricultural, manufacturing and transportation industries, affects the price of energy commodities. Sudden disruptions in the supplies of energy commodities, such as those caused by war, natural events, accidents or acts of terrorism, may cause prices of energy commodity futures contracts to become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing energy commodities, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. In particular, supplies of crude oil may increase or decrease depending on, among other factors,

PRS-16

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

Selected Risk Considerations (Continued)

production decisions by the Organization of the Oil and Petroleum Exporting Countries (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC, which has the capacity to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. Crude oil prices are generally more volatile and more subject to dislocation than are prices of other commodities. Demand for energy commodities such as oil and gasoline is generally linked to economic activity and will tend to reflect general economic conditions.

•

Industrial Metals Sector. Global prices of industrial metals commodities, including aluminum, copper and zinc, are primarily affected by the global demand for and supply of these commodities, but they are also significantly influenced by speculative actions and by currency exchange rates. Demand for industrial metals is significantly influenced by the level of global industrial economic activity. Prices for industrial metals commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies, government intervention, embargoes and tariffs. An additional, but highly volatile, component of demand for industrial metals is adjustments to inventory in response to changes in economic activity and/or pricing levels, which will influence investment decisions in new mines and smelters. Sudden disruptions in the supplies of industrial metals, such as those caused by war, natural events, accidents, acts of terrorism, transportation problems, labor strikes and shortages of power, may cause prices of industrial metals futures contracts to become extremely volatile and unpredictable. The introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities will also affect the prices of industrial metals commodities.

•

Precious Metals Sector. Global prices of precious metals commodities, including gold and silver, are primarily affected by the global demand for and supply of those commodities, but they are also significantly influenced by speculative actions and by currency exchange rates. Demand for precious metals is significantly influenced by the level of global industrial economic activity. Prices for precious metals are affected by governmental programs and policies, national and international political and economic events, expectations with respect to the rate of inflation, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies, government intervention, embargoes and tariffs. Sudden disruptions in the supplies of precious metals, such as those caused by war, natural events, accidents, acts of terrorism, transportation problems, labor strikes and shortages of power, may cause prices of precious metals futures contracts to become extremely volatile and unpredictable. In addition, prices for precious metals can be affected by numerous other factors, including jewelry demand and production levels.

•

An Increase In The Margin Requirements For Commodity Futures Contracts Included In The PowerShares DB Commodity Index Tracking Fund May Adversely Affect Its Value. Futures exchanges require market participants to post collateral in order to open and to keep open positions in futures contracts. If an exchange increases the amount of collateral required to be posted to hold positions in commodity futures contracts underlying the PowerShares DB Commodity Index Tracking Fund, market participants who are unwilling or unable to post additional collateral may liquidate their positions, which may cause the price of the relevant commodity futures contracts to decline significantly. In addition, prices of the relevant futures contracts could be adversely affected by the promulgation of new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those related to taxes and duties on commodities) by one or more governments, governmental agencies or instrumentalities, courts or other official bodies. As a result, the value of the PowerShares DB Commodity Index Tracking Fund, the Basket and the value of the securities may be adversely affected.

•

The Basket May Be Subject To Risks Associated With Foreign Commodity Exchanges. Investments in futures contracts that trade on foreign commodity exchanges involve particular risks. Foreign commodity exchanges may be less regulated than U.S. commodity exchanges, and certain foreign commodities markets may be more susceptible to disruption due to the absence of government regulation. Trading on foreign commodity exchanges is also subject to exchange rate risk relative to the U.S. dollar, exchange controls, expropriations, taxation policies, moratoriums and political or diplomatic events.

•

Currency Exchange Fluctuations May Negatively Affect The Market Prices Of The Futures Contracts Underlying The PowerShares DB Commodity Index Tracking Fund, Which May Negatively Affect Its Performance. The market prices for the commodity futures contracts underlying the PowerShares DB Commodity Index Tracking Fund are currently quoted in U.S. dollars. As a result, appreciation of the U.S. dollar will increase the relative cost of such futures contracts for foreign consumers, thereby reducing demand for those futures contracts and affecting the market prices of those futures contracts. As a result, the price of shares of the PowerShares DB Commodity Index Tracking Fund, the value of the Basket and an investment in the securities may be adversely affected by changes in exchange rates between the U.S. dollar and foreign currencies. In recent years, rates of exchange between the U.S. dollar and various foreign currencies have been highly volatile and this volatility may continue in the

PRS-17

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

Selected Risk Considerations (Continued)

future. However, fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations that may occur during the term of the securities.

•

An Investment In The Securities Will Be Subject To Risks Associated With The Real Estate Industry. The Vanguard REIT ETF, because it is concentrated in REITs, may be more susceptible to any single economic, market, political or regulatory occurrence affecting the real estate industry. Investment in the real estate industry is subject to many of the same risks associated with the direct ownership of real estate such as: the availability of financing for real estate; employment levels and job growth; interest rates; leverage, property, management and liquidity risks; consumer confidence; the availability of suitable undeveloped land; federal, state and local laws and regulations concerning the development of land and construction; home and commercial real estate sales; financing and environmental protection; and competition among companies which engage in the real estate business.

•

Risks Associated With Real Estate Investment Trusts Will Affect The Value Of The Securities. The Vanguard REIT ETF is composed of securities of REITs. REITs invest primarily in income producing real estate or real estate related loans or interests. Investments in REITs, though not direct investments in real estate, are still subject to the risks associated with investing in real estate. The following are some of the conditions that might impact the structure of and cash flow generated by REITs and, consequently, the value of REITs and, in turn, the Vanguard REIT ETF: a decline in the value of real estate properties; extended vacancies of properties; increases in property and operating taxes; increased competition or overbuilding; a lack of available mortgage funds or other limits on accessing capital; tenant bankruptcies and other credit problems; limitation on rents, including decreases in market rates for rents; changes in zoning laws and governmental regulations; costs resulting from the clean-up of, and legal liability to third parties for damages resulting from environmental problems; investments in developments that are not completed or that are subject to delays in completion; risks associated with borrowing; changes in interest rates; casualty and condemnation losses; and uninsured damages from floods, earthquakes or other natural disasters.

•

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed. The calculation day with respect to a basket component will be postponed if the originally scheduled calculation day is not a trading day with respect to that basket component or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that basket component on the calculation day. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last calculation day as postponed.

•

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests. You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•

The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the fund closing prices of the basket components on the calculation day and may be required to make other determinations that affect the return you receive on the securities at maturity. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to a basket component on the scheduled calculation day, which may result in postponement of the calculation day with respect to that basket component; determining the fund closing price of a basket component if the calculation day is postponed with respect to that basket component to the last day to which it may be postponed and a market disruption event occurs on that day; adjusting the adjustment factor and other terms of the securities in certain circumstances; if a basket component undergoes a liquidation event, selecting a successor basket component or, if no successor basket component is available, determining the fund closing price of such basket component; and determining whether to adjust the fund closing price of a basket component on the calculation day in the event of certain changes in or modifications to such basket component or its underlying index. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

•

The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which

PRS-18

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

Selected Risk Considerations (Continued)

involved discretionary judgments by WFS, as described under “Selected Risk Considerations—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.

•

Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the prices of the basket components. Our affiliates or any dealer participating in the offering of the securities or its affiliates may, at present or in the future, publish research reports on a basket component or its underlying index, the companies whose securities are included in a basket component or its underlying index or the futures contracts or physical commodities included in the PowerShares DB Commodity Index Tracking Fund or its underlying index (such research reports referred to as research reports relating to a basket component). This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports relating to a basket component could adversely affect the price of that basket component and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the basket components from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports relating to a basket component published on or prior to the pricing date could result in an increase in the price of that basket component on the pricing date, which would adversely affect investors in the securities by increasing the prices at which the basket components must close on the calculation day in order for investors in the securities to receive a favorable return.

•

Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the basket components may adversely affect the prices of the basket components. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the basket components or the underlying indices, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the prices of the basket components and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the basket components or the underlying indices. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•

Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the basket components. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire shares of the basket components, securities or commodity futures contracts, as applicable, included in the basket components or the underlying indices or listed or over-the-counter derivative or synthetic instruments related to the basket components or such securities or commodity futures contracts. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in shares of the basket components or any of the securities or commodity futures contracts, as applicable, included in the basket components or the underlying indices, or derivative or synthetic instruments related to the basket components or such securities or commodity futures contracts, they may liquidate a portion of such holdings at or about the time of the calculation day or at or about the time of a change in the securities or commodity futures contracts, as applicable, included in the basket components or the underlying indices. These hedging activities could potentially adversely affect the prices of the shares of the basket components and, therefore, adversely affect the value of and your return on the securities.

•

Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the prices of the basket components. Our affiliates or any participating dealer or its affiliates may engage in trading in the shares of the basket components or the securities or commodity futures contracts, as applicable, included in the basket components or the underlying indices and other instruments relating to the basket components or such securities or commodity futures contracts on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the prices of the shares of the basket components and, therefore, adversely affect the value of and your return on the securities.

PRS-19

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

Selected Risk Considerations (Continued)

•

A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities and this projected profit will be in addition to the concession and/or distribution expense fee that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

•

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid derivative contracts that are “open transactions” is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.”

Furthermore, Section 871(m) of the Internal Revenue Code imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of an IRS notice providing a general exemption for “non-delta-one” financial instruments issued in 2017, as of the date of this preliminary pricing supplement the securities should not be subject to withholding under Section 871(m). However, information about the application of Section 871(m) to the securities will be updated in the final pricing supplement. Moreover, the IRS could challenge a conclusion that the securities should not be subject to withholding under Section 871(m). If withholding applies to the Notes, we will not be required to pay any additional amounts with respect to amounts withheld.

In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the sections of this pricing supplement and the accompanying product supplement entitled “United States Federal Tax Considerations.” You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-20

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

Hypothetical Returns

The following table illustrates, for a hypothetical capped value of 150.50% or $1,505.00 per security (the midpoint of the specified range of the capped value) and a range of hypothetical ending prices of the Basket:

•	the hypothetical percentage change from the starting price to the hypothetical ending price;

•	the hypothetical redemption amount payable at stated maturity per security;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending price	Hypothetical percentage change from the starting price to the hypothetical ending price	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
175.00	75.00%	$1,505.00	50.50%	8.34%
150.00	50.00%	$1,505.00	50.50%	8.34%
140.00	40.00%	$1,505.00	50.50%	8.34%
133.67	33.67%	$1,505.00	50.50%	8.34%
130.00	30.00%	$1,450.00	45.00%	7.57%
120.00	20.00%	$1,300.00	30.00%	5.31%
115.00	15.00%	$1,225.00	22.50%	4.10%
110.00	10.00%	$1,150.00	15.00%	2.81%
105.00	5.00%	$1,075.00	7.50%	1.45%
100.00(2)	0.00%	$1,000.00	0.00%	0.00%
95.00	-5.00%	$1,000.00	0.00%	0.00%
90.00	-10.00%	$1,000.00	0.00%	0.00%
85.00	-15.00%	$1,000.00	0.00%	0.00%
84.00	-16.00%	$990.00	-1.00%	-0.20%
80.00	-20.00%	$950.00	-5.00%	-1.02%
70.00	-30.00%	$850.00	-15.00%	-3.22%
60.00	-40.00%	$750.00	-25.00%	-5.67%
50.00	-50.00%	$650.00	-35.00%	-8.43%
25.00	-75.00%	$400.00	-60.00%	-17.50%
0.00	-100.00%	$150.00	-85.00%	-34.54%
(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.
(2)	The starting price.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rate of return will depend on the actual ending price and the actual capped value.

PRS-21

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations, reflecting a hypothetical capped value of 150.50% or $1,505.00 per security (the midpoint of the specified range for the capped value) and assuming component returns as indicated in the examples. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. Redemption amount is greater than the original offering price but less than the capped value:

	SPDR S&P 500 ETF Trust	iShares Russell 2000 ETF	iShares MSCI EAFE ETF	iShares MSCI Emerging Markets ETF	PowerShares DB Commodity Index Tracking Fund	Vanguard REIT ETF
Initial Component Price	$226.40	$137.96	$58.24	$35.03	$15.62	$83.71
Final Component Price	$260.36	$158.65	$72.80	$49.04	$20.31	$100.45
Component Return	15.00%	15.00%	25.00%	40.00%	30.00%	20.00%

Based on the component returns set forth above, the hypothetical ending price would equal:

100 × [1 + (50% × 15.00%) + (15% × 15.00%) + (15% × 25.00%) + (10% × 40.00%) + (5% × 30.00%) + (5% × 20.00%)] = 120.00

Since the hypothetical ending price is greater than the starting price, the redemption amount would equal:

$1,000 +	$1,000 ×	120.00 – 100.00	× 150%	= $1,300.00
100.00

On the stated maturity date you would receive $1,300.00 per security.

Example 2. Redemption amount is equal to the capped value:

	SPDR S&P 500 ETF Trust	iShares Russell 2000 ETF	iShares MSCI EAFE ETF	iShares MSCI Emerging Markets ETF	PowerShares DB Commodity Index Tracking Fund	Vanguard REIT ETF
Initial Component Price	$226.40	$137.96	$58.24	$35.03	$15.62	$83.71
Final Component Price	$350.92	$206.94	$81.54	$50.79	$23.43	$117.19
Component Return	55.00%	50.00%	40.00%	45.00%	50.00%	40.00%

Based on the component returns set forth above, the hypothetical ending price would equal:

100 × [1 + (50% × 55.00%) + (15% × 50.00%) + (15% × 40.00%) + (10% × 45.00%) + (5% × 50.00%) + (5% × 40.00%)] = 150.00

The redemption amount would be equal to the capped value since the capped value is less than:

$1,000 +	$1,000 ×	150.00 – 100.00	× 150%	= $1,750.00
100.00

On the stated maturity date you would receive $1,505.00 per security.

In addition to limiting your return on the securities, the capped value limits the positive effect of the participation rate. If the ending price is greater than the starting price, you will participate in the performance of the Basket at a rate of 150% up to a certain point. However, the effect of the participation rate will be progressively reduced for ending prices that are greater than approximately 133.67% of the starting price (assuming a capped value of 150.50% or $1,505.00 per security, the midpoint of the specified range for the capped value) since your return on the securities for any ending price greater than approximately 133.67% of the starting price will be limited to the capped value.

PRS-22

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

Hypothetical Payments at Stated Maturity (Continued)

Example 3. Redemption amount is equal to the original offering price:

	SPDR S&P 500 ETF Trust	iShares Russell 2000 ETF	iShares MSCI EAFE ETF	iShares MSCI Emerging Markets ETF	PowerShares DB Commodity Index Tracking Fund	Vanguard REIT ETF
Initial Component Price	$226.40	$137.96	$58.24	$35.03	$15.62	$83.71
Final Component Price	$169.80	$158.65	$66.98	$42.04	$17.18	$92.08
Component Return	-25.00%	15.00%	15.00%	20.00%	10.00%	10.00%

Based on the component returns set forth above, the hypothetical ending price would equal:

100 × [1 + (50% × -25.00%) + (15% × 15.00%) + (15% × 15.00%) + (10% × 20.00%) + (5% × 10.00%) + (5% × 10.00%)] = 95.00

In this example, the 25.00% decrease in the SPDR S&P 500 ETF Trust has a significant impact on the ending price notwithstanding the percentage increases in the other basket components due to the 50% weighting of the SPDR S&P 500 ETF Trust.

Since the hypothetical ending price is less than the starting price, but not by more than 15%, you would not lose any of the original offering price of your securities.

On the stated maturity date you would receive $1,000.00 per security.

Example 4. Redemption amount is less than the original offering price:

	SPDR S&P 500 ETF Trust	iShares Russell 2000 ETF	iShares MSCI EAFE ETF	iShares MSCI Emerging Markets ETF	PowerShares DB Commodity Index Tracking Fund	Vanguard REIT ETF
Initial Component Price	$226.40	$137.96	$58.24	$35.03	$15.62	$83.71
Final Component Price	$113.20	$89.67	$37.86	$28.02	$11.72	$62.78
Component Return	-50.00%	-35.00%	-35.00%	-20.00%	-25.00%	-25.00%

Based on the component returns set forth above, the hypothetical ending price would equal:

100 × [1 + (50% × -50.00%) + (15% × -35.00%) + (15% × -35.00%) + (10% × -20.00%) + (5% × -25.00%) + (5% × -25.00%)] = 60.00

Since the hypothetical ending price is less than the starting price by more than 15%, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to:

$1,000 –	$1,000 ×	85.00 – 60.00	= $750.00
100.00

On the stated maturity date you would receive $750.00 per security.

To the extent that the component returns, ending price and capped value differ from the values assumed above, the results indicated above would be different.

PRS-23

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

Hypothetical Historical Performance of the Basket

The Basket will represent a weighted portfolio of the following six basket components, with the return of each basket component having the weighting noted parenthetically: the SPDR S&P 500 ETF Trust (50%); the iShares Russell 2000 ETF (15%); the iShares MSCI EAFE ETF (15%); the iShares MSCI Emerging Markets ETF (10%); the PowerShares DB Commodity Index Tracking Fund (5%); and the Vanguard REIT ETF (5%). The value of the Basket will increase or decrease depending upon the performance of the basket components. For more information regarding the basket components, see “The SPDR S&P 500 ETF Trust,” “The iShares Russell 2000 ETF,” “The iShares MSCI EAFE ETF,” “The iShares MSCI Emerging Markets ETF,” “The PowerShares DB Commodity Index Tracking Fund” and “The Vanguard REIT ETF.” The Basket does not reflect the performance of all major securities markets.

While historical information on the value of the Basket does not exist for dates prior to the pricing date, the following graph sets forth the hypothetical historical daily values of the Basket for the period from May 3, 2006 to December 20, 2016 assuming that the Basket was constructed on May 3, 2006 with a starting price of 100 and that each of the basket components had the applicable weighting as of such day. We obtained the closing prices and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”) without independent verification.

The hypothetical historical basket values, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the value of the Basket during any period shown below is not an indication that the percentage change in the value of the Basket is more likely to be positive or negative during the term of the securities. The hypothetical historical values do not give an indication of future values of the Basket.

PRS-24

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

The SPDR S&P 500 ETF Trust

The SPDR S&P 500 ETF Trust is an exchange traded fund that seeks to track the S&P 500 Index, an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. Wells Fargo & Company is one of the companies currently included in the SPDR S&P 500 ETF Trust and the S&P 500 Index. See “Description of Exchange Traded Funds—The SPDR® S&P 500 ETF Trust” in the accompanying market measure supplement for additional information about the SPDR S&P 500 ETF Trust.

Historical Information

We obtained the closing prices of the SPDR S&P 500 ETF Trust listed below from Bloomberg without independent verification.

The following graph sets forth daily closing prices of the SPDR S&P 500 ETF Trust for the period from January 1, 2006 to December 20, 2016. The closing price on December 20, 2016 was $226.40. The historical performance of the SPDR S&P 500 ETF Trust should not be taken as an indication of the future performance of the SPDR S&P 500 ETF Trust during the term of the securities.

PRS-25

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

The SPDR S&P 500 ETF Trust (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the SPDR S&P 500 ETF Trust for each quarter in the period from January 1, 2006 through September 30, 2016 and for the period from October 1, 2016 to December 20, 2016.

	High	Low	Last
2006
First Quarter	$130.99	$125.51	$129.84
Second Quarter	$132.63	$122.57	$127.25
Third Quarter	$133.74	$123.35	$133.57
Fourth Quarter	$143.07	$133.07	$141.66
2007
First Quarter	$146.01	$137.41	$142.07
Second Quarter	$154.15	$142.24	$150.38
Third Quarter	$155.03	$141.13	$152.67
Fourth Quarter	$156.44	$140.90	$146.39
2008
First Quarter	$144.94	$127.90	$131.89
Second Quarter	$143.08	$127.69	$128.04
Third Quarter	$130.70	$111.38	$116.54
Fourth Quarter	$116.00	$75.95	$90.33
2009
First Quarter	$93.44	$68.11	$79.44
Second Quarter	$95.09	$81.00	$91.92
Third Quarter	$107.33	$87.95	$105.56
Fourth Quarter	$112.67	$102.54	$111.44
2010
First Quarter	$117.40	$105.87	$116.99
Second Quarter	$121.79	$103.22	$103.22
Third Quarter	$114.79	$102.20	$114.12
Fourth Quarter	$125.92	$113.75	$125.78
2011
First Quarter	$134.57	$126.21	$132.51
Second Quarter	$136.54	$126.81	$131.97
Third Quarter	$135.46	$112.26	$113.17
Fourth Quarter	$128.68	$109.93	$125.50
2012
First Quarter	$141.61	$127.49	$140.72
Second Quarter	$141.79	$128.10	$136.27
Third Quarter	$147.24	$133.51	$143.93
Fourth Quarter	$146.27	$135.70	$142.52
2013
First Quarter	$156.73	$145.53	$156.55
Second Quarter	$167.11	$154.14	$160.01
Third Quarter	$173.14	$161.16	$168.10
Fourth Quarter	$184.67	$165.48	$184.67
2014
First Quarter	$188.26	$174.15	$187.04
Second Quarter	$196.48	$181.48	$195.72
Third Quarter	$201.82	$190.99	$197.02
Fourth Quarter	$208.72	$186.27	$205.50
2015
First Quarter	$211.99	$198.97	$206.43
Second Quarter	$213.50	$205.42	$205.85
Third Quarter	$212.59	$187.27	$191.63
Fourth Quarter	$211.00	$192.13	$203.89
2016
First Quarter	$206.10	$183.03	$205.56
Second Quarter	$212.39	$199.53	$209.53
Third Quarter	$219.09	$208.39	$216.30
October 1, 2016 to December 20, 2016	$227.76	$208.55	$226.40

PRS-26

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

The iShares Russell 2000 ETF

The iShares Russell 2000 ETF is an exchange traded fund that seeks to track the Russell 2000 Index, an equity index that is designed to reflect the performance of the small capitalization segment of the United States equity market. See “Description of Exchange Traded Funds—The iShares® Russell 2000 ETF” in the accompanying market measure supplement for additional information about the iShares Russell 2000 ETF.

Historical Information

We obtained the closing prices of the iShares Russell 2000 ETF listed below from Bloomberg without independent verification.

The following graph sets forth daily closing prices of the iShares Russell 2000 ETF for the period from January 1, 2006 to December 20, 2016. The closing price on December 20, 2016 was $137.96. The historical performance of the iShares Russell 2000 ETF should not be taken as an indication of the future performance of the iShares Russell 2000 ETF during the term of the securities.

PRS-27

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

The iShares Russell 2000 ETF (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the iShares Russell 2000 ETF for each quarter in the period from January 1, 2006 through September 30, 2016 and for the period from October 1, 2016 to December 20, 2016.

	High	Low	Last
2006
First Quarter	$75.97	$68.03	$75.97
Second Quarter	$77.58	$66.69	$71.66
Third Quarter	$73.26	$66.70	$71.96
Fourth Quarter	$79.35	$71.26	$78.05
2007
First Quarter	$82.39	$75.17	$79.51
Second Quarter	$84.79	$79.75	$82.96
Third Quarter	$85.74	$75.20	$80.04
Fourth Quarter	$84.18	$73.02	$75.92
2008
First Quarter	$75.12	$64.30	$68.51
Second Quarter	$76.17	$68.47	$69.03
Third Quarter	$75.20	$65.50	$68.39
Fourth Quarter	$67.02	$38.58	$49.27
2009
First Quarter	$51.27	$34.36	$41.94
Second Quarter	$53.19	$42.82	$50.96
Third Quarter	$62.02	$47.87	$60.23
Fourth Quarter	$63.36	$56.22	$62.26
2010
First Quarter	$69.25	$58.68	$67.81
Second Quarter	$74.14	$61.08	$61.08
Third Quarter	$67.67	$59.04	$67.47
Fourth Quarter	$79.22	$66.94	$78.23
2011
First Quarter	$84.17	$77.18	$84.17
Second Quarter	$86.37	$77.77	$82.80
Third Quarter	$85.65	$64.25	$64.25
Fourth Quarter	$76.45	$60.97	$73.69
2012
First Quarter	$84.41	$74.56	$82.85
Second Quarter	$83.79	$73.64	$79.65
Third Quarter	$86.40	$76.68	$83.46
Fourth Quarter	$84.69	$76.88	$84.29
2013
First Quarter	$94.80	$86.65	$94.26
Second Quarter	$99.51	$89.58	$97.16
Third Quarter	$107.10	$98.08	$106.62
Fourth Quarter	$115.31	$103.67	$115.31
2014
First Quarter	$119.83	$108.64	$116.34
Second Quarter	$118.81	$108.88	$118.81
Third Quarter	$120.02	$109.35	$109.35
Fourth Quarter	$121.08	$104.30	$119.67
2015
First Quarter	$126.03	$114.69	$124.35
Second Quarter	$129.01	$120.85	$124.86
Third Quarter	$126.31	$107.53	$109.20
Fourth Quarter	$119.85	$109.01	$112.51
2016
First Quarter	$110.62	$94.80	$110.62
Second Quarter	$118.43	$108.69	$114.97
Third Quarter	$125.70	$113.69	$124.21
October 1, 2016 to December 20, 2016	$138.31	$115.00	$137.96

PRS-28

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

The iShares MSCI EAFE ETF

The iShares MSCI EAFE ETF is an exchange traded fund that seeks to track the MSCI EAFE Index, an equity index that is designed to measure equity performance in developed markets, excluding the United States and Canada. See “Description of Exchange Traded Funds—The iShares® MSCI EAFE ETF” in the accompanying market measure supplement for additional information about the iShares MSCI EAFE ETF.

MSCI, Inc. has announced that, effective with the November 2015 semi-annual index review, companies traded outside of their country of classification (i.e., “foreign listed companies”) will become eligible for inclusion in the component country indices included in the MSCI EAFE Index. In order for a component country index to be eligible to include foreign listed companies, it must meet the Foreign Listing Materiality Requirement. To meet the Foreign Listing Materiality Requirement, the aggregate market capitalization of all securities represented by foreign listings should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant component country index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI Investable Market Index (an index that measures equity performance in both the developed and emerging markets). In connection with the November 2015 semi-annual index review, three of the component country indices included in the MSCI EAFE Index, the MSCI Hong Kong Index, the MSCI Israel Index and the MSCI Netherlands Index, became eligible to include foreign listed companies. The newly eligible foreign listed securities were added at half their free float-adjusted market capitalization as part of the November 2015 semi-annual index review, and their remaining free float-adjusted market capitalization were added as part of the May 2016 semi-annual index review.

The information about the MSCI EAFE Index contained herein updates the information included in the accompanying market measure supplement. See “Description of Equity Indices—The MSCI EAFE® Index” in the accompanying market measure supplement for additional information about the MSCI EAFE Index.

Historical Information

We obtained the closing prices of the iShares MSCI EAFE ETF listed below from Bloomberg without independent verification.

The following graph sets forth daily closing prices of the iShares MSCI EAFE ETF for the period from January 1, 2006 to December 20, 2016. The closing price on December 20, 2016 was $58.24. The historical performance of the iShares MSCI EAFE ETF should not be taken as an indication of the future performance of the iShares MSCI EAFE ETF during the term of the securities.

PRS-29

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

The iShares MSCI EAFE ETF (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the iShares MSCI EAFE ETF for each quarter in the period from January 1, 2006 through September 30, 2016 and for the period from October 1, 2016 to December 20, 2016.

	High	Low	Last
2006
First Quarter	$65.40	$60.33	$64.99
Second Quarter	$70.58	$59.60	$65.35
Third Quarter	$68.46	$61.62	$67.78
Fourth Quarter	$74.31	$67.96	$73.26
2007
First Quarter	$76.94	$70.95	$76.27
Second Quarter	$81.79	$76.47	$80.63
Third Quarter	$83.77	$73.70	$82.56
Fourth Quarter	$86.18	$78.24	$78.50
2008
First Quarter	$78.35	$68.31	$71.90
Second Quarter	$78.52	$68.10	$68.70
Third Quarter	$68.04	$53.08	$56.30
Fourth Quarter	$55.88	$35.71	$44.87
2009
First Quarter	$45.44	$31.69	$37.59
Second Quarter	$49.04	$38.57	$45.81
Third Quarter	$55.81	$43.91	$54.70
Fourth Quarter	$57.28	$52.66	$55.30
2010
First Quarter	$57.96	$50.45	$56.00
Second Quarter	$58.03	$46.29	$46.51
Third Quarter	$55.42	$47.09	$54.92
Fourth Quarter	$59.46	$54.25	$58.23
2011
First Quarter	$61.91	$55.31	$60.09
Second Quarter	$63.87	$57.10	$60.14
Third Quarter	$60.80	$46.66	$47.75
Fourth Quarter	$55.57	$46.45	$49.53
2012
First Quarter	$55.80	$49.15	$54.90
Second Quarter	$55.51	$46.55	$49.96
Third Quarter	$55.15	$47.62	$53.00
Fourth Quarter	$56.88	$51.96	$56.82
2013
First Quarter	$59.89	$56.90	$58.98
Second Quarter	$63.53	$57.03	$57.38
Third Quarter	$65.05	$57.55	$63.79
Fourth Quarter	$67.06	$62.71	$67.06
2014
First Quarter	$68.03	$62.31	$67.17
Second Quarter	$70.67	$66.26	$68.37
Third Quarter	$69.25	$64.12	$64.12
Fourth Quarter	$64.51	$59.53	$60.84
2015
First Quarter	$65.99	$58.48	$64.17
Second Quarter	$68.42	$63.49	$63.49
Third Quarter	$65.46	$56.25	$57.32
Fourth Quarter	$62.06	$57.50	$58.75
2016
First Quarter	$57.80	$51.38	$57.13
Second Quarter	$59.87	$52.64	$55.81
Third Quarter	$59.86	$54.44	$59.13
October 1, 2016 to December 20, 2016	$59.20	$56.20	$58.24

PRS-30

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

The iShares MSCI Emerging Markets ETF

The iShares MSCI Emerging Markets ETF is an exchange traded fund that seeks to track the MSCI Emerging Markets Index, an equity index that is designed to measure equity market performance in global emerging markets. See “Description of Exchange Traded Funds—The iShares® MSCI Emerging Markets ETF” in the accompanying market measure supplement for additional information about the iShares MSCI Emerging Markets ETF.

MSCI, Inc. has announced that, effective with the November 2015 semi-annual index review, companies traded outside of their country of classification (i.e., “foreign listed companies”) will become eligible for inclusion in the component country indices included in the MSCI Emerging Markets Index. In order for a component country index to be eligible to include foreign listed companies, it must meet the Foreign Listing Materiality Requirement. To meet the Foreign Listing Materiality Requirement, the aggregate market capitalization of all securities represented by foreign listings should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant component country index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI Investable Market Index (an index that measures equity performance in both the developed and emerging markets). In connection with the November 2015 semi-annual index review, one of the component country indices included in the MSCI Emerging Markets Index, the MSCI China Index, became eligible to include foreign listed companies. The newly eligible foreign listed securities were added at half their free float-adjusted market capitalization as part of the November 2015 semi-annual index review, and their remaining free float-adjusted market capitalization were added as part of the May 2016 semi-annual index review.

The information about the MSCI Emerging Markets Index contained herein updates the information included in the accompanying market measure supplement. See “Description of Equity Indices—The MSCI Emerging Markets IndexSM” in the accompanying market measure supplement for additional information about the MSCI Emerging Markets Index.

Historical Information

We obtained the closing prices of the iShares MSCI Emerging Markets ETF listed below from Bloomberg without independent verification.

The following graph sets forth daily closing prices of the iShares MSCI Emerging Markets ETF for the period from January 1, 2006 to December 20, 2016. The closing price on December 20, 2016 was $35.03. The historical performance of the iShares MSCI Emerging Markets ETF should not be taken as an indication of the future performance of the iShares MSCI Emerging Markets ETF during the term of the securities.

PRS-31

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

The iShares MSCI Emerging Markets ETF (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the iShares MSCI Emerging Markets ETF for each quarter in the period from January 1, 2006 through September 30, 2016 and for the period from October 1, 2016 to December 20, 2016.

	High	Low	Last
2006
First Quarter	$33.59	$30.43	$33.02
Second Quarter	$37.03	$27.34	$31.23
Third Quarter	$33.14	$29.20	$32.29
Fourth Quarter	$38.15	$31.80	$38.10
2007
First Quarter	$39.53	$35.03	$38.75
Second Quarter	$44.42	$39.13	$43.82
Third Quarter	$50.11	$39.50	$49.78
Fourth Quarter	$55.64	$47.27	$50.10
2008
First Quarter	$50.37	$42.17	$44.79
Second Quarter	$51.70	$44.43	$45.19
Third Quarter	$44.43	$31.33	$34.53
Fourth Quarter	$33.90	$18.22	$24.97
2009
First Quarter	$27.09	$19.94	$24.81
Second Quarter	$34.64	$25.65	$32.23
Third Quarter	$39.29	$30.75	$38.91
Fourth Quarter	$42.07	$37.56	$41.50
2010
First Quarter	$43.22	$36.83	$42.12
Second Quarter	$43.98	$36.16	$37.32
Third Quarter	$44.77	$37.59	$44.77
Fourth Quarter	$48.58	$44.77	$47.62
2011
First Quarter	$48.69	$44.63	$48.69
Second Quarter	$50.21	$45.50	$47.60
Third Quarter	$48.46	$34.95	$35.07
Fourth Quarter	$42.80	$34.36	$37.94
2012
First Quarter	$44.76	$38.23	$42.94
Second Quarter	$43.54	$36.68	$39.19
Third Quarter	$42.37	$37.42	$41.32
Fourth Quarter	$44.35	$40.14	$44.35
2013
First Quarter	$45.20	$41.80	$42.78
Second Quarter	$44.23	$36.63	$38.57
Third Quarter	$43.29	$37.34	$40.77
Fourth Quarter	$43.66	$40.44	$41.77
2014
First Quarter	$40.99	$37.09	$40.99
Second Quarter	$43.95	$40.82	$43.23
Third Quarter	$45.85	$41.56	$41.56
Fourth Quarter	$42.44	$37.73	$39.29
2015
First Quarter	$41.07	$37.92	$40.13
Second Quarter	$44.09	$39.04	$39.62
Third Quarter	$39.78	$31.32	$32.78
Fourth Quarter	$36.29	$31.55	$32.19
2016
First Quarter	$34.28	$28.25	$34.25
Second Quarter	$35.26	$31.87	$34.36
Third Quarter	$38.20	$33.77	$37.45
October 1, 2016 to December 20, 2016	$38.10	$34.30	$35.03

PRS-32

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

The PowerShares DB Commodity Index Tracking Fund

The PowerShares DB Commodity Index Tracking Fund is a Delaware statutory trust that issues common units of beneficial interest, called “Shares,” representing fractional undivided beneficial interests in and ownership of the PowerShares DB Commodity Index Tracking Fund. The PowerShares DB Commodity Index Tracking Fund’s investment objective is to track changes, whether positive or negative, in the level of the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ over time, plus the excess, if any, of the PowerShares DB Commodity Index Tracking Fund’s interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over the expenses of the PowerShares DB Commodity Index Tracking Fund. The PowerShares DB Commodity Index Tracking Fund pursues its investment objective by investing in a portfolio of exchange-traded futures contracts on the commodities composing the DBIQ Commodity Index (the “Index Commodities”). The PowerShares DB Commodity Index Tracking Fund’s portfolio also includes United States Treasury securities and other high credit quality short-term fixed income securities. The trustee of the PowerShares DB Commodity Index Tracking Fund, Wilmington Trust Company, has delegated to Invesco PowerShares Capital Management LLC certain of the power and authority to manage the business affairs of the PowerShares DB Commodity Index Tracking Fund and has only nominal duties and liabilities to the PowerShares DB Commodity Index Tracking Fund. The PowerShares DB Commodity Index Tracking Fund is listed on the NYSE Arca, Inc. under the ticker the ticker symbol “DBC.”

The PowerShares DB Commodity Index Tracking Fund is a commodity pool as defined in the Commodity Exchange Act and the regulations of the Commodity Futures Trading Commission (the “CFTC”). Invesco is a commodity pool operator registered with the CFTC. The PowerShares DB Commodity Index Tracking Fund is not an investment company registered under the Investment Company Act of 1940, as amended. Information provided to or filed with the Securities and Exchange Commission (the “SEC”) by PowerShares DB Commodity Index Tracking Fund pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file number 001-32726 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at http://www.sec.gov. In addition, information about Invesco PowerShares Capital Management LLC and the PowerShares DB Commodity Index Tracking Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement.

This pricing supplement relates only to the securities offered hereby and does not relate to the PowerShares DB Commodity Index Tracking Fund. We have derived all disclosures contained in this pricing supplement regarding the PowerShares DB Commodity Index Tracking Fund from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the PowerShares DB Commodity Index Tracking Fund. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the PowerShares DB Commodity Index Tracking Fund in connection with the offer and sale of the securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the PowerShares DB Commodity Index Tracking Fund (and therefore the price of the PowerShares DB Commodity Index Tracking Fund at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the PowerShares DB Commodity Index Tracking Fund could affect the payment at maturity with respect to the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the PowerShares DB Commodity Index Tracking Fund. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the PowerShares DB Commodity Index Tracking Fund, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the PowerShares DB Commodity Index Tracking Fund. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

The DBIQ Optimum Yield Diversified Commodity Index Excess Return™

We obtained all information contained in this pricing supplement regarding the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ (the “DBIQ Commodity Index”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Deutsche Bank Securities, Inc., the index sponsor. Deutsche Bank Securities, Inc. has no obligation to continue to publish, and may discontinue publication of, the DBIQ Commodity Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the DBIQ Commodity Index in connection with the offer and sale of the securities.

PRS-33

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

The PowerShares DB Commodity Index Tracking Fund (Continued)

The DBIQ Commodity Index is intended to reflect the changes in market value, positive or negative, of certain commodities. The DBIQ Commodity Index is (i) calculated on an excess return, or unfunded basis and (ii) rolled in a manner which is aimed at potentially maximizing the roll benefits in backwardated markets and minimizing the losses from rolling in contangoed markets. Futures contracts on the following commodities are included in the DBIQ Commodity Index: Light Sweet Crude Oil (WTI), Heating Oil, Reformulated Blendstock for Oxygenate Blending (“RBOB”) Gasoline, Natural Gas, Brent Crude, Gold, Silver, Aluminum, Zinc, Copper Grade A, Corn, Wheat, Soybeans, and Sugar. We refer to each of these commodities as an Index Commodity.

Index Composition

The DBIQ Commodity Index is composed of notional amounts of each of the Index Commodity futures contracts. The notional amounts of each Index Commodity futures contract included in the DBIQ Commodity Index are broadly in proportion to historical levels of the world’s production and supplies of the Index Commodities.

The DBIQ Commodity Index is rebalanced annually in November to ensure that each of the Index Commodities is weighted in the same proportion that such Index Commodities were weighted on September 3, 1997, which was the base date. The following table reflects the index base weights, or DBIQ Commodity Index Base Weights, of each Index Commodity on the base date:

Index Commodity	DBIQ Commodity Index Base Weight
Brent Crude	12.375%
Heating Oil	12.375%
Light Crude	12.375%
RBOB Gasoline	12.375%
Gold	8.000%
Corn	5.625%
Soybeans	5.625%
Sugar #11	5.625%
Wheat	5.625%
Natural Gas	5.500%
Aluminum	4.167%
Copper – Grade A	4.167%
Zinc	4.167%
Silver	2.000%

Futures contracts on the Index Commodities are traded on the following futures exchanges: Light Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline and Natural Gas: New York Mercantile Exchange; Brent Crude: ICE-Futures Europe; Gold and Silver: Commodity Exchange Inc., New York; Aluminum, Zinc and Copper Grade A: The London Metal Exchange Limited; Corn, Wheat and Soybeans: Board of Trade of the City of Chicago Inc.; and Sugar: ICE Futures U.S., Inc.

The composition of the DBIQ Commodity Index may be adjusted in the event that Deutsche Bank is not able to calculate the closing prices of the futures contracts on the Index Commodities.

The DBIQ Commodity Index includes provisions for the replacement of futures contracts as they approach maturity. This replacement takes place over a period of time in order to lessen the impact on the market for the futures contracts being replaced. With respect to each Index Commodity, the DBIQ Commodity Index employs a rule-based approach when it “rolls” from one futures contract to another. Rather than selecting a new futures contract based on a predetermined schedule (e.g., monthly), each Index Commodity rolls to the futures contract which generates the best possible “implied roll yield.” The futures contract with a delivery month within the next thirteen months which generates the best possible implied roll yield will be included in the DBIQ Commodity Index. As a result, the DBIQ Commodity Index is able to potentially maximize the roll benefits from an Index Commodity in backwardated markets and minimize the losses from rolling in contangoed markets.

In general, as a futures contract approaches its expiration date, its price will move towards the spot price in a contangoed market. Assuming the spot price does not change, this would result in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardated market. Rolling in a contangoed market will tend to cause a drag on an Index Commodity’s

PRS-34

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

The PowerShares DB Commodity Index Tracking Fund (Continued)

contribution to the index closing level while rolling in a backwardated market will tend to cause a push on an Index Commodity’s contribution to the index closing level.

On the first index business day (defined as a day on which the New York Mercantile Exchange is open for business) of each month (the “Verification Date”), each Index Commodity futures contract will be tested for continued inclusion in the DBIQ Commodity Index. If the Index Commodity futures contract requires delivery of the underlying commodity in the next month (the “Delivery Month”), a new Index Commodity futures contract will be selected for inclusion in the DBIQ Commodity Index. For example, if the first New York business day is May 1, 2015, and the Delivery Month of the Index Commodity futures contract currently in the DBIQ Commodity Index is June 2015, a new Index Commodity futures contract with a later Delivery Month will be selected.

For each underlying Index Commodity in the DBIQ Commodity Index, the new Index Commodity futures contract selected will be the Index Commodity futures contract with the best possible “implied roll yield” based on the closing price for each eligible Index Commodity futures contract.

Eligible Index Commodity futures contracts are any Index Commodity futures contracts having a Delivery Month (i) no sooner than the month after the Delivery Month of the Index Commodity futures contract currently in the DBIQ Commodity Index, and (ii) no later than the 13th month after the Verification Date. For example, if the first New York business day is May 1, 2015 and the Delivery Month of an Index Commodity futures contract currently in the DBIQ Commodity Index is June 2015, the Delivery Month of an eligible new Index Commodity futures contract must be between July 2015 and July 2016. The implied roll yield is then calculated and the futures contract on the Index Commodity with the best possible implied roll yield is selected. If two futures contracts have the same implied roll yield, the futures contract with the minimum number of months prior to the exchange expiry month is selected.

After the futures contract selection, the monthly roll for each Index Commodity subject to a roll in that particular month unwinds the old futures contract and enters a position in the new futures contract. This takes place between the 2nd and 6th index business day of the month.

On each day during the roll period, new notional holdings are calculated. The calculations for the old Index Commodity futures contracts that are leaving the DBIQ Commodity Index and the new Index Commodity futures contracts are then calculated. On all days that are not monthly index roll days, the notional holding of each Index Commodity futures contract remains constant.

Calculation of the Index Level

The DBIQ Commodity Index is re-weighted on an annual basis on the 6th index business day of each November. The DBIQ Commodity Index level is expressed as the weighted average return of the Index Commodity futures contracts. The closing level of the DBIQ Commodity Index is calculated by Deutsche Bank based on the closing prices of the futures contracts for each of the Index Commodities and the notional amount of such Index Commodity futures contracts.

The futures contract price for each Index Commodity will be the exchange closing price for such Index Commodity on each index business day. If a weekday is not an exchange business day but is an index business day, the exchange closing price from the previous index business day will be used for each Index Commodity.

The DBIQ Commodity Index has been calculated back to the base date. On the base date, the closing level was 100.

The DBIQ Commodity Index is calculated in USD.

An index business day is a day on which banks in New York, New York are open. An exchange business day is, with respect to an Index Commodity, a day that is a trading day for such Index Commodity on the relevant exchange (unless an index disruption event or force majeure event has occurred).

PRS-35

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

The PowerShares DB Commodity Index Tracking Fund (Continued)

Historical Information

We obtained the closing prices of the PowerShares DB Commodity Index Tracking Fund listed below from Bloomberg without independent verification.

The following graph sets forth daily closing prices of the PowerShares DB Commodity Index Tracking Fund for the period from May 3, 2006 to December 20, 2016. The closing price on December 20, 2016 was $15.62. The historical performance of the PowerShares DB Commodity Index Tracking Fund should not be taken as an indication of the future performance of the PowerShares DB Commodity Index Tracking Fund during the term of the securities.

PRS-36

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

The PowerShares DB Commodity Index Tracking Fund (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the PowerShares DB Commodity Index Tracking Fund for the period from May 3, 2006 to June 30, 2006, for each quarter in the period from July 1, 2006 through September 30, 2016 and for the period from October 1, 2016 to December 20, 2016.

	High	Low	Last
2006
May 3, 2006 to June 30, 2006	$26.98	$23.98	$25.35
Third Quarter	$26.46	$23.00	$23.95
Fourth Quarter	$25.84	$23.18	$24.55
2007
First Quarter	$25.74	$22.43	$25.36
Second Quarter	$26.64	$24.97	$25.78
Third Quarter	$28.15	$25.09	$28.10
Fourth Quarter	$31.95	$27.03	$31.55
2008
First Quarter	$38.90	$30.73	$35.87
Second Quarter	$45.56	$35.65	$44.90
Third Quarter	$46.38	$32.39	$33.83
Fourth Quarter	$33.05	$19.69	$21.19
2009
First Quarter	$22.74	$18.15	$20.00
Second Quarter	$24.19	$19.44	$22.62
Third Quarter	$23.95	$20.74	$22.06
Fourth Quarter	$24.84	$21.70	$24.62
2010
First Quarter	$25.72	$22.38	$23.52
Second Quarter	$24.70	$21.25	$21.57
Third Quarter	$24.11	$21.20	$24.11
Fourth Quarter	$27.58	$24.08	$27.58
2011
First Quarter	$30.51	$27.13	$30.51
Second Quarter	$31.92	$28.25	$28.96
Third Quarter	$30.83	$25.73	$25.73
Fourth Quarter	$28.54	$25.57	$26.84
2012
First Quarter	$29.78	$27.29	$28.78
Second Quarter	$29.17	$24.15	$25.75
Third Quarter	$29.73	$25.70	$28.68
Fourth Quarter	$28.95	$27.14	$27.78
2013
First Quarter	$28.59	$26.84	$27.31
Second Quarter	$27.31	$25.13	$25.13
Third Quarter	$27.02	$25.29	$25.76
Fourth Quarter	$26.29	$25.09	$25.65
2014
First Quarter	$26.49	$24.70	$26.13
Second Quarter	$26.92	$25.74	$26.58
Third Quarter	$26.50	$23.22	$23.22
Fourth Quarter	$23.14	$18.45	$18.45
2015
First Quarter	$18.31	$16.81	$17.07
Second Quarter	$18.46	$17.26	$18.00
Third Quarter	$17.78	$14.41	$15.15
Fourth Quarter	$15.76	$13.13	$13.36
2016
First Quarter	$13.72	$11.88	$13.29
Second Quarter	$15.58	$12.85	$15.35
Third Quarter	$15.54	$14.01	$15.01
October 1, 2016 to December 20, 2016	$15.74	$14.38	$15.62

PRS-37

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

The Vanguard REIT ETF

The Vanguard® REIT ETF is issued by Vanguard Specialized Funds, a registered open-end management investment company. The Vanguard REIT ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI US REIT Index. Information provided to or filed with the Securities and Exchange Commission (the “SEC”) by the Vanguard REIT ETF pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 002-88116 and 811-03916 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles, and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement. The Vanguard REIT ETF is listed on the NYSE Arca, Inc. under the ticker symbol “VNQ.”

This pricing supplement relates only to the securities offered hereby and does not relate to the Vanguard REIT ETF. We have derived all disclosures contained in this pricing supplement regarding the Vanguard REIT ETF from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Vanguard REIT ETF. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Vanguard REIT ETF in connection with the offer and sale of the securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Vanguard REIT ETF (and therefore the price of the Vanguard REIT ETF at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Vanguard REIT ETF could affect the payment at maturity with respect to the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the Vanguard REIT ETF. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Vanguard REIT ETF, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Vanguard REIT ETF. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

The MSCI US REIT Index

We obtained all information contained in this pricing supplement regarding the MSCI US REIT Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, MSCI, Inc., the index sponsor (“MSCI”). MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI US REIT Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the MSCI US REIT Index in connection with the offer and sale of the securities.

The MSCI US REIT Index is a free float-adjusted market capitalization index compiled by MSCI that aims to represent the performance of the equity REIT investment universe in the United States (the “US”). The MSCI US REIT Index consists of REIT securities that belong to the MSCI US Investable Market 2500 Index and covers approximately 85% of the US REIT universe.

Constructing the MSCI US REIT Index

MSCI undertakes an index construction process, which involves: (i) defining the US Equity Universe and the investable market segment, (ii) defining REITs and the MSCI US REIT Index eligible REITs, (iii) free float-adjusting constituent weights, and (iv) screening securities for investability.

Defining the US Equity Universe and the Investable Market Segment

MSCI includes in the eligible US equity universe all listed equity securities of US incorporated companies listed on the New York Stock Exchange, NYSE Arca, AMEX, and the NASDAQ, except investment trusts (other than REITs), preferred REITs, mutual funds (other than Business Development Companies), equity derivatives, limited partnerships, limited liability companies and business trusts that are structured to be taxed as limited partnerships, and royalty trusts. When appropriate, some non-US incorporated companies may also be considered for inclusion in the MSCI US equity universe based on an analysis and interpretation of a number of factors.

PRS-38

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

The Vanguard REIT ETF (Continued)

Some of these factors include the company’s main equity trading markets, shareholder base, and geographical distribution of operations (in terms of assets and production).

MSCI segregates the eligible US equity universe into three market capitalization segments:

•	the investable market segment,

•	the micro cap segment, and

•	the lower micro cap segment.

The investable market segment includes all eligible securities with reasonable size, liquidity, and investability that can cost effectively be represented in institutional and pooled retail portfolios of reasonable size. The investment performance characteristics of this investable market segment is represented and measured by the MSCI US Investable Market 2500 Index.

The MSCI US Investable Market 2500 Index is an aggregation of the MSCI US Large Cap 300, Mid Cap 450, and Small Cap 1750 Indices, which together comprise the 2500 largest companies by full market capitalization in the investable market segment and represent approximately 98% of the capitalization of the US equity market.

Defining REITs and the MSCI US REIT Index Eligible REITs

(i) Defining REITs: A REIT, or real estate investment trust, is a company that in most cases owns and operates income-producing real estate assets. Some REITs provide loans to the owners and operators of real estate. To qualify as a REIT under the Internal Revenue Code of 1986, as amended, a REIT is required to distribute at least 90% of its taxable income to shareholders annually and receive at least 75% of that income from rents, mortgages, and sales of property.

(ii) Sub-Industry Classification of REIT Securities: MSCI classifies REITs securities into one of the seven REIT Sub-Industries within the Global Industry Classification Standard (“GICS”) structure. The REIT Sub-Industries are part of the Real Estate Industry, Real Estate Industry Group, and the Financials Sector. The seven REIT Sub-Industries aim to represent REITs with the following property type profiles:

•	Diversified REITs

•	Industrial REITs

•	Mortgage REITs

•	Office REITs

•	Residential REITs

•	Retail REITs

•	Specialized REITs

(iii) Identifying Eligible REITs: A REIT is eligible for inclusion in the MSCI US REIT Index if it is included in the MSCI US Investable Market 2500 Index, with the exception of:

•	REITs classified in the Mortgage REITs Sub-Industry, and

•	REITs classified in the Specialized REITs Sub-Industry that do not generate a majority of their revenue and income from real estate rental and related leasing operations.

Companies classified under the GICS Real Estate Management & Development Sub-Industry are not eligible for inclusion in the MSCI US REIT Index.

Free Float-Adjusting Constituent Weights

The market capitalization of the MSCI US REIT Index constituents is adjusted for free float in order to reflect the availability of shares from the perspective of US domestic investors. MSCI free float-adjusts the market capitalization of each security using an adjustment factor, referred to as the Domestic Inclusion Factor (“DIF”).

MSCI defines the domestic free float of a security as the proportion of shares outstanding that are deemed available for purchase in the public equity markets by US domestic investors. Therefore, domestic free float excludes strategic investments in a company, such as stakes held by federal, state, and local governments and their agencies, controlling shareholders, and their families, the company’s management, or another company. No foreign ownership limit is applied in the domestic free float calculation.

PRS-39

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

The Vanguard REIT ETF (Continued)

Screening Securities for Investability

The assessment of a security’s investability is determined by applying the following investability screens. A security must pass all the screens in order to be considered for index inclusion in the MSCI US Investable Market 2500 Index. Given that the MSCI US REIT Index is a sub-set of the MSCI US Investable Market 2500 Index, constituents of the MSCI US REIT Index must also pass all the investability screens.

(i) Liquidity: Based on the stock price (securities with stock prices above $5,000 fail the liquidity screening) and a relative liquidity measure known as the Annualized Traded Value Ratio (“ATVR”). Securities that belong to the top 99.5% of the cumulative security full market capitalization of the US equity universe in descending order of ATVR, after excluding those securities trading above $5,000, are eligible for inclusion in the MSCI US Investable Market 2500 Index.

(ii) Length of Trading: A seasoning period of at least three calendar months is required for all new issues of small companies at the time of the eligible US equity universe creation.

(iii) Company and Security Free Float: Securities of companies with an overall and/or security free float of less than 15% across all share classes are generally not eligible for inclusion.

(iv) Relative Security Free Float-Adjusted Market Capitalization: In general, all securities that are considered for inclusion in the MSCI US Investable Market 2500 Index should have a free float-adjusted security market capitalization representing at least 10% of the company full market capitalization.

Maintenance of the MSCI US REIT Index

The MSCI US REIT Index is fully reviewed on a semi-annual basis, at the end of May and November (“Semi-Annual Index Review”), and partially reviewed at the end of February and August (“Quarterly Index Review”). In addition, consistent with the index methodology employed in maintaining MSCI equity indices, MSCI reflects corporate events in the indices as they occur.

Semi-Annual Index Review

The Semi-Annual Index Review involves a comprehensive review of the US Investable Market 2500 Index, and consequently of the MSCI US REIT Index. During the review, changes in the investability of constituents and non-constituents are also assessed.

During each Semi-Annual Index Review, a new US equity universe is identified and companies and their securities are assigned to the appropriate market capitalization index. As such, constituents of the MSCI US REIT Index migrating out of the MSCI US Investable Market 2500 Index will be deleted from the MSCI US REIT Index. In contrast, eligible equity REITs migrating to the MSCI US Investable Market 2500 Index will be added to the MSCI US REIT Index.

Semi-Annual Index Reviews may also result in changes in DIFs or updates in number of shares. During the May Semi-Annual Index Review, a detailed review of the shareholder information used to estimate free float for constituent and non-constituent securities is conducted. The review is comprehensive, covering all aspects of shareholder information.

Quarterly Index Review

Quarterly Index Reviews may result in changes in DIFs or updates in number of shares. There are no new additions to or deletions from the MSCI US REIT Index at the Quarterly Index review, unless due to a corporate event or early additions coinciding with the Quarterly Index Review or deletions that result from corrections to the MSCI US REIT Index eligible universe. Also, if an existing constituent of the US Investable Market 2500 Index changes its GICS classification to one of the eligible REIT Sub-Industries defined above, it may be considered for inclusion in the MSCI US REIT Index at the next index review.

Index Calculation

The MSCI US REIT Index is calculated using Laspeyres’s principle of a weighted arithmetic average together with the concept of chain-linking. The MSCI US REIT Index is calculated and disseminated in US Dollars on a real time basis (price-only index) during market trading hours.

Corporate Events

In addition to the index maintenance described above, maintaining the MSCI US REIT Index also includes monitoring and completing adjustments for certain corporate events, including mergers and acquisitions, tender offers, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs. The adjustments for certain corporate events are described more fully below.

PRS-40

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

The Vanguard REIT ETF (Continued)

Mergers and Acquisitions

As a general principle, MSCI implements mergers and acquisitions as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective.

For US mergers and acquisitions, where the delisting date for the acquired security is not available in advance and the completion of the transaction may be delayed due, for example, to the existence of financing conditions, MSCI will wait until the official announcement of the completion of the deal to delete the security and will give clients advance notice before the deletion. However, if the delisting date for the acquired security is not available in advance, and the transaction is not subject to any financing conditions, MSCI will delete such securities shortly after the relevant shareholders’ approvals, provided that all other conditions required for completion of the transaction have been met.

If the deletion of securities after the official announcement of the completion of a deal results in deleting securities after they have ceased trading, MSCI will use the following deletion prices:

•	the last traded price before the delisting if the acquisition is for cash; or

•	a calculated price based on the terms of the acquisition and the market share price of the acquirer if the acquisition is for shares or cash and shares.

Tender Offers

In tender offers, the acquired or merging security is generally deleted from the applicable MSCI Indices at the end of the initial offer period, when the offer is likely to be successful and/or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

If a security is deleted from an MSCI index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for MSCI index inclusion at the following regularly scheduled index review. MSCI uses market prices for implementation.

Late Announcements of Completion of Mergers and Acquisitions

When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

Conversions of Share Classes

Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

Spin-Offs

On the ex-date of a spin-off, a price adjustment factor (“PAF”) is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. In order to decide whether the spun-off entity qualifies for inclusion, the full company market capitalization of the spun-off entity is estimated by MSCI prior to the spin-off being effective. These estimates are typically based on public information provided by the parent company, including amongst others the spin-off prospectus and estimates from brokers.

PRS-41

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

The Vanguard REIT ETF (Continued)

In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to DIFs are implemented as of the close of the ex-date.

When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the price on the day prior to the ex-date and the ex-price of the parent security.

Corporate Actions

Corporate actions such as splits, bonus issues, and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the day prior to the ex-date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed and the changes in number of shares, if any, are reflected as of the close of the ex-date. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

Share Placements and Offerings

Changes in number of shares resulting from primary equity offerings representing at least 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares resulting from primary equity offerings representing less than 5% of the security’s number of shares are implemented at the next regularly scheduled index review following the completion of the event. Block sales or large market transactions involving changes in strategic ownership, which are publicly announced, made by way of immediate book-building and/or in the absence of an offer prospectus, that result in significant changes in free float estimates will generally be reflected at the following regularly scheduled index review. For public secondary offerings of existing constituents representing at least 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be implemented at the following regularly scheduled index review.

Debt-to-Equity Swaps

In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented at a following regularly scheduled index review.

Suspensions and Bankruptcies

MSCI will remove from the MSCI Equity Indices as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors, and companies that fail stock exchange listing requirements upon announcement of delisting.

MSCI will delete from the MSCI Equity Indices after 40 business days of suspension, where feasible, securities of companies facing financial difficulties (e.g., liquidity issues, debt repayment issues, companies under legal investigation, etc.) with at least two business days advance notice. Subsequently, if and when these securities resume normal trading, they may be considered as a potential addition to the MSCI Indices at the next scheduled Semi-Annual Index Review. In certain cases, when the financial situation of companies may not be transparent to the public, after 40 business days of suspension, MSCI may retain these companies in the indices and may evaluate them at a subsequent index review.

PRS-42

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

The Vanguard REIT ETF (Continued)

Securities of companies suspended due to pending corporate events (e.g., merger, acquisition, etc.), will continue to be included in the MSCI Indices until they resume trading regardless of the duration of the suspension period. When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange.

Historical Information

We obtained the closing prices of the Vanguard REIT ETF listed below from Bloomberg without independent verification.

The following graph sets forth daily closing prices of the Vanguard REIT ETF for the period from January 1, 2006 to December 20, 2016. The closing price on December 20, 2016 was $83.71. The historical performance of the Vanguard REIT ETF should not be taken as an indication of the future performance of the Vanguard REIT ETF during the term of the securities.

PRS-43

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

The Vanguard REIT ETF (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the Vanguard REIT ETF for each quarter in the period from January 1, 2006 through September 30, 2016 and for the period from October 1, 2016 to December 20, 2016.

	High	Low	Last
2006
First Quarter	$69.70	$60.82	$67.97
Second Quarter	$66.85	$62.32	$66.24
Third Quarter	$73.09	$66.21	$72.00
Fourth Quarter	$80.74	$71.91	$76.85
2007
First Quarter	$87.09	$75.73	$79.10
Second Quarter	$81.22	$69.97	$70.71
Third Quarter	$73.51	$63.86	$71.71
Fourth Quarter	$76.43	$61.01	$61.41
2008
First Quarter	$64.98	$55.19	$62.39
Second Quarter	$68.43	$58.21	$58.30
Third Quarter	$64.97	$54.10	$60.77
Fourth Quarter	$59.33	$24.21	$36.45
2009
First Quarter	$36.37	$21.15	$24.28
Second Quarter	$34.53	$24.15	$31.01
Third Quarter	$44.28	$28.57	$41.52
Fourth Quarter	$46.14	$38.54	$44.74
2010
First Quarter	$49.80	$41.04	$48.82
Second Quarter	$54.04	$46.26	$46.49
Third Quarter	$54.63	$44.39	$52.08
Fourth Quarter	$57.29	$52.03	$55.37
2011
First Quarter	$59.86	$54.89	$58.49
Second Quarter	$62.68	$57.39	$60.10
Third Quarter	$63.18	$48.88	$50.87
Fourth Quarter	$58.80	$48.47	$58.00
2012
First Quarter	$63.62	$57.49	$63.61
Second Quarter	$66.18	$60.57	$65.43
Third Quarter	$68.76	$64.79	$64.97
Fourth Quarter	$66.43	$62.06	$65.80
2013
First Quarter	$70.53	$66.61	$70.53
Second Quarter	$78.15	$65.68	$68.72
Third Quarter	$72.55	$63.50	$66.16
Fourth Quarter	$71.05	$64.20	$64.56
2014
First Quarter	$71.79	$64.57	$70.62
Second Quarter	$76.41	$70.47	$74.84
Third Quarter	$77.92	$71.35	$71.85
Fourth Quarter	$82.45	$71.79	$81.00
2015
First Quarter	$88.65	$80.37	$84.07
Second Quarter	$85.71	$74.69	$74.69
Third Quarter	$80.73	$72.20	$75.54
Fourth Quarter	$81.59	$75.91	$79.73
2016
First Quarter	$83.80	$71.47	$83.80
Second Quarter	$88.67	$80.96	$88.67
Third Quarter	$92.63	$84.36	$86.74
October 1, 2016 to December 20, 2016	$85.12	$78.07	$83.71

PRS-44

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” in the accompanying product supplement and “Selected Risk Considerations” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid derivative contract that is an “open transaction” for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•

Upon a sale or exchange of a security (including retirement at maturity), you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), any gain or loss recognized upon a sale, exchange or retirement of a security should be long-term capital gain or loss if you held the security for more than one year.

Even if the treatment of the securities as prepaid derivative contracts that are “open transactions” is respected, your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code, with respect to the shares of the basket components. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Although the matter is unclear, the “net underlying long-term capital gain” may equal the amount of long-term capital gain you would have realized if on the issue date you had purchased shares of the basket components with a value equal to the amount you paid to acquire your securities and subsequently sold those shares for their fair market value at the time your securities are sold, exchanged or retired (which would reflect the percentage increase, without regard to the participation rate, in the value of the shares of the basket components over the term of the securities). Alternatively, the “net underlying long-term capital gain” could be calculated using a number of shares of the basket components that reflects the participation rate used to calculate the payment that you will receive on your securities. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities. You should read the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Potential Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult your tax adviser regarding the potential application of the “constructive ownership” rule.

Subject to the discussion below, if you are a non-U.S. holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

As discussed in the section of the accompanying product supplement entitled “United States Federal Tax Considerations—FATCA Legislation,” withholding under legislation commonly referred to as “FATCA” might (if the securities were recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the securities. However, under an IRS notice, withholding under FATCA will apply to the payment of gross proceeds (other than any amount treated as interest) only with respect to a disposition of the securities after December 31, 2018. You should consult your tax adviser regarding the potential application of FATCA to the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury

PRS-45

Market Linked Securities—Leveraged Upside Participation

to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an ETF Basket due January 4, 2022

United States Federal Tax Considerations (Continued)

regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Possible Withholding Under Section 871(m) of the Code. Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (such equities and indices, “U.S. Underlying Equities”). Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined upon issuance, based on tests set forth in the applicable Treasury regulations (a “Specified Security”). Specifically, and subject to the 2017 exemption described in the next paragraph, Section 871(m) will apply if, at issuance, a financial instrument either meets (i) a “delta” test, if it is a “simple” contract, or (ii) a “substantial equivalence” test, if it is a “complex” contract. Section 871(m) provides certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations as well as instruments that track such indices.

In Notice 2016-76 (the “Notice”), the U.S. Treasury Department and the IRS announced that revised regulations under Section 871(m) would exempt financial instruments issued in 2017 that are not “delta-one.” Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be “delta-one” transactions within the meaning of the Notice and, therefore, should not be Specified Securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to the basket components or their underlying assets, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not Specified Securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

This information is indicative and will be supplemented and superseded in the final pricing supplement or as may otherwise be updated by us in writing from time to time. Non-U.S. holders should be warned that Section 871(m) may apply to the securities based on circumstances at the time the securities are issued and, therefore, it is possible that the payments on the securities will be subject to withholding tax under Section 871(m).

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-46